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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 20, 2004

LODGENET ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22334 (Commission File Number)	46-0371161 (IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD (Address of Principal Executive Offices)	57107 (Zip Code)

Registrant’s telephone number, including area code	(605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Item 12. Results of Operation and Financial Condition.
SIGNATURES
EXHIBIT INDEX
Press Release
PowerPoint Slide Presentation

Item 12. Results of Operation and Financial Condition.

     On April 20, 2004, LodgeNet Entertainment Corporation issued a press release regarding its financial results for the first quarter of 2004 and certain other information. A copy of the press release is furnished as Exhibit 99.1 hereto.

     LodgeNet Entertainment Corporation will host a conference call on Tuesday, April 20, 2004 at 4:00 pm CST. The call will be webcast live over the Internet via ECI at http://calleci.econfcall.net/pub_cs_activelist.jsp. The webcast will be archived at that site for one month and can be accessed via LodgeNet’s website at http://www.lodgenet.com. Additionally, LodgeNet will post slides at its website under the investor relations, company presentation section, which were referenced during the conference call. These slides are furnished as Exhibit 99.2 hereto.

     The press release and the slides include information regarding operating income which include adjustments to amounts calculated under generally accepted accounting principles. These measures are not in accordance with, or an alternative for, GAAP, and may be different from similar measures used by other companies. The operating income information presented in the slides is provided as a complement to results provided in accordance with generally accepted accounting principles and is provided to give investors a more complete understanding of the underlying operational results and trends in LodgeNet’s performance. Management believes this information is useful in analyzing historical results because it shows investors and management the profitability of operations apart from the major non-cash items. In addition, management uses the information as a basis for planning and forecasting future periods.

     The information in this Item 12 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET ENTERTAINMENT CORPORATION
Date: April 20, 2004	By Its	/s/ Scott C. Petersen Scott C. Petersen President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release issued April 20, 2004 (furnished)
99.2	PowerPoint slide presentation (furnished)